Exhibit 99.1

Houston American Energy Provides Drilling Update and Announces an Additional Prospect

Houston, Texas – January 13, 2014 – Houston American Energy Corp. (NYSE MKT: HUSA; “Houston American” or the “Company”) today provided an update on its drilling operations in Iberville Parish, Louisiana and announced that it had acquired an interest in an additional prospect.

In Iberville Parish, Louisiana, Houston American holds a 3% working interest in a 13,888 foot well that has been drilled and completed.  The well tested at a daily rate of 384 barrels of approximately 37 degree API oil, 565 mcf of natural gas and no water at 5817 lbs flowing tubing pressure on a 6/64” choke.  Production of the well is awaiting construction of production facilities.

Additionally, Houston American announced that it has acquired a 50% working interest in a well to be re-entered in Oklahoma and is in the process of leasing an approximately 400 acre block in the area encompassing the existing well.  Subject to completion of its leasing efforts, Houston American plans to conduct operations to re-enter the existing 5,350 foot well and to drill an offset well.

John F. Terwilliger, Chairman and CEO of Houston American Energy stated: “We are pleased with the initial results of our Iberville well and look forward to commencing production from the well.  With our renewed domestic prospect and drilling activity, we are looking to be able to report both additions to our production and a growing prospect inventory.  The Oklahoma well and leasing of the prospect block are typical of what we are hoping to accomplish.  The prospect and surrounding area are characterized by predominantly oil production and generally long production lives.  If our initial efforts are successful, we envision drilling as many as 15 to 20 wells on the block.”

About Houston American Energy Corp.

Based in Houston, Texas, Houston American Energy Corp. is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.

Forward-Looking Statements

Disclosures in this press release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Such forward-looking statements, include, but are not limited to, statements regarding the ultimate production and timing of commencement of production from the Iberville well, the company’s ability to successfully assemble a lease block in Oklahoma, the results of re-entry of the Oklahoma well and drilling an offset well, the ultimate number of wells that may be drilled on the Oklahoma block, the company’s ability to finance its share of the costs of all such efforts, future leasing and drilling activities, and other statements that are not historical facts.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Such statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that actual results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.